                             SERVICER'S CERTIFICATE


IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF FEBRUARY 28, 1998, THE MONEY STORE INVESTMENT CORPORATION REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1998-1 FOR THE JULY 11, 2001 DETERMINATION DATE


1.  AVAILABLE FUNDS                                         $4,900,090.21


2.  (A)  AGGREGATE CLASS A CERTIFICATE
         PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH   51,200,784.14

    (B)  AGGREGATE CLASS B CERTIFICATE
         PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH    3,853,822.43

    (C)  AGGREGATE POOL PRINCIPAL BALANCE
         AS REPORTED IN THE PRIOR MONTH                     55,054,606.57


3.  PRINCIPAL PREPAYMENTS RECEIVED DURING DUE PERIOD

    (A)  NUMBER OF ACCOUNTS                                             3

    (B)  DOLLARS                                               262,997.09


4.  PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
    BY CURTAILMENTS RECEIVED DURING THE DUE PERIOD              19,019.86


5.  PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
    BY ALL EXCESS AND MONTHLY PAYMENTS IN RESPECT OF
    PRINCIPAL RECEIVED DURING THE DUE PERIOD                   190,533.78

5A. RECOVERIES ON LIQUIDATED LOANS                                   0.00


6.  AGGREGATE AMOUNT OF INTEREST RECEIVED NET OF THE FTA's
    FEE, PREMIUM PROTECTION FEE, ADDITIONAL FEE AND PORTION
    PAYABLE TO REGISTERED HOLDERS                              595,760.27


7.  (A)  AMOUNT OF MONTHLY ADVANCE                                   0.00

    (B)  AMOUNT OF COMPENSATING INTEREST                           805.28


8.  DELINQUENCY AND FORECLOSURE INFORMATION
    (SEE EXHIBIT K)

Page 1 of 7                                                       Series 1998-1

9.  PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY
    REALIZED LOSSES ON A LIQUIDATED  LOAN                                  0.00


10. (A)  CLASS A INTEREST DISTRIBUTION  AMOUNT:
         (i)   ACCRUED INTEREST                        242,350.50
         (ii)  SHORTFALL, IF ANY, ON A PRECEDING
               REMITTANCE  DATE  PLUS  INTEREST              0.00
         (iii) CLASS A INTEREST DISTRIBUTION AMOUNT
               ADJUSTMENT                                2,517.22
    ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT                    244,867.72
                                                                     2.92554026
    (B)  CLASS B INTEREST DISTRIBUTION  AMOUNT:
         (i)   ACCRUED INTEREST                         19,590.30
         (ii)  SHORTFALL, IF ANY, ON A PRECEDING
               REMITTANCE  DATE  PLUS  INTEREST              0.00
         (iii) CLASS B INTEREST DISTRIBUTION AMOUNT
               ADJUSTMENT                                  203.45
    ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT                     19,793.75
                                                                     3.14186508
    (C)  CLASS A PRINCIPAL DISTRIBUTION  AMOUNT:
         (i)   UNGUARANTEED PERCENTAGE OF PAYMENTS
               AND OTHER RECOVERIES OF PRINCIPAL       439,472.18
         (ii)  PRINCIPAL PORTION OF THE UNGUARANTEED
               INTEREST PURCHASED FOR BREACH OF
               WARRANTY AND RECEIVED BY THE TRUSTEE          0.00
         (iii) SUBSTITUTION  ADJUSTMENTS                     0.00
         (iv)  UNGUARANTEED PERCENTAGE OF
               LOSSES THAT WERE LIQUIDATED                   0.00
         (v)   UNGUARANTEED PERCENTAGE OF SBA LOAN
               DELINQUENT 24 MONTHS OR UNCOLLECTIBLE         0.00
         (vi)  AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT      0.00
         (vii) RECALCULATED PRINCIPAL ADJUSTMENT             0.00
    TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT                      439,472.18
                                                                     5.25056368
    (D)  CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
         (i)   UNGUARANTEED PERCENTAGE OF PAYMENTS
               AND OTHER RECOVERIES OF PRINCIPAL        33,078.55
         (ii)  PRINCIPAL PORTION OF THE UNGUARANTEED
               INTEREST PURCHASED FOR BREACH OF
               WARRANTY AND RECEIVED BY THE TRUSTEE          0.00
         (iii) SUBSTITUTION  ADJUSTMENTS                     0.00
         (iv)  UNGUARANTEED PERCENTAGE OF
               LOSSES THAT WERE LIQUIDATED                   0.00
         (v)   UNGUARANTEED PERCENTAGE OF SBA LOAN
               DELINQUENT 24 MONTHS OR UNCOLLECTIBLE         0.00
         (vi)  AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT      0.00
         (vii) RECALCULATED PRINCIPAL ADJUSTMENT             0.00
     TOTAL CLASS B PRINCIPAL DISTRIBUTION  AMOUNT                     33,078.55
                                                                     5.25056349

11.  (A)  AMOUNT AVAILABLE IN THE SPREAD ACCOUNT
          IN CASH AND FROM LIQUIDATION OF
          PERMITTED INSTRUMENTS                                    3,955,828.11

     (B)  TRANSFER FROM SPREAD ACCOUNT TO CERTIFICATE
          ACCOUNT PURSUANT TO SECTION 6.02(b)(i)                           0.00


Page 2 of 7                                                       Series 1998-1

12.  (A)  AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE
          AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE  50,761,311.96
                                                                  606.46728746
     (B)  AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE
          AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE   3,820,743.88
                                                                  606.46728254
     (C)  POOL PRINCIPAL BALANCE AFTER  DISTRIBUTIONS
          TO BE MADE ON THE REMITTANCE DATE                      54,582,055.84
                                                                  606.46728711

13.  (A)  EXCESS SPREAD                                             137,278.56

     (B)  EXTRA INTEREST                                            177,610.80

     (C)  SPREAD BALANCE                                          3,955,828.11

     (D)  SPECIFIED SPREAD ACCOUNT REQUIREMENT                    5,083,982.21


14.  (A)  WEIGHTED AVERAGE MATURITY                                    183.691

     (B)  WEIGHTED AVERAGE SBA LOAN INTEREST RATE                      10.101%


15.  (A)  SERVICING FEE FOR THE RELATED DUE PERIOD                   56,590.34

     (B)  PREMIUM PROTECTION FEE FOR THE RELATED DUE PERIOD          67,458.56

     (C)  AMOUNTS TO BE DEPOSITED TO THE EXPENSE ACCOUNT              2,752.73


16.  AMOUNT OF REIMBURSEMENTS PURSUANT TO:
     (A)  SECTION  5.04 (b)                                               0.00

     (B)  SECTION  5.04 (c)                                               0.00

     (C)  SECTION  5.04 (d)(ii)                                       4,891.45

     (D)  SECTION  5.04 (e)                                               0.00

     (E)  SECTION  5.04 (f)                                          55,251.38


17.  (A)  CLASS A REMITTANCE RATE                                       5.680%

     (B)  CLASS B REMITTANCE RATE                                       6.100%


18.  (A)  AGGREGATE PRINCIPAL BALANCE OF THE SUBSEQUENT SBA
          LOANS PURCHASED DURING THE PRIOR DUE PERIOD                     0.00

     (B)  AMOUNT ON DEPOSIT IN THE PRE-FUNDING ACCOUNT AS
          OF THE END OF SUCH DUE PERIOD                                   0.00



Page 3 of 7                                                       Series 1998-1

19.  OTHER INFORMATION AS REQUESTED

     (A)  AMOUNT ON DEPOSIT IN SPREAD ACCOUNT AFTER ALL
          REQUIRED TRANSFERS ON SUCH REMITTANCE DATE           4,171,747.08

     (B)  SPREAD ACCOUNT EXCESS DISTRIBUTED TO SPREAD
          ACCOUNT DEPOSITOR PURSUANT TO SECTION 6.02(b) (iii)          0.00


I, Stephanie Callahan, Assistant Vice President, represent that The Money Store Investment Corporation complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1998 pertaining to Series 1998 - 1 in preparing the accompanying Servicer's Certificate.

THE MONEY STORE INVESTMENT CORPORATION


BY:      _________________________________
                  STEPHANIE CALLAHAN
                  ASSISTANT VICE PRESIDENT


Page 4 of 7                                                       Series 1998-1

                                    EXHIBIT K
                     DELINQUENCY AND FORECLOSURE INFORMATION
                               AS OF JUNE 30, 2001


                RANGES                    #                  GROSS              GROSS            POOL                  POOL
                (IN DAYS)              ACCOUNTS              AMOUNT              PCT             AMOUNT                PCT
SERIES 1998-1   1 TO  29                     26          11,505,283.94          6.116%         3,352,962.56           6.143%
                30 TO  59                     4             806,111.08          0.429%           198,196.60           0.363%
                60 TO  89                     4             585,889.08          0.311%           146,472.34           0.268%
                90 TO 179                     3             638,907.34          0.340%           156,264.68           0.286%
                180 TO 719                   29           9,928,177.45          5.278%         2,978,346.55           5.457%
                720 AND OVER                  0                   0.00          0.000%                 0.00           0.000%


                FORECLOSURE                   0                   0.00          0.000%                 0.00           0.000%
                REO PROPERTY                  2             781,054.77          0.415%           195,263.71           0.358%
                                      ----------     ------------------     ------------     ---------------      -----------

                DELINQUENCY TOTALS           68         $24,245,423.66         12.889%        $7,027,506.44          12.875%
                                             ==         ==============         =======        =============          =======



                OUTSTANDING                 538        $188,105,607.24                       $54,582,055.84
                                            ===        ===============                       ==============


                FORECLOSURE/REO
                180 - 719                     2             781,054.77                           195,263.71


Page 5 of 7                                                       Series 1998-1

                                  SERIES 1998-1

The following additional information, presented in dollars, pursuant to Section
6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii) is provided for each Class per $1,000 original dollar amount as of the Cut-Off Date.




         SUBCLAUSE             CLASS  A            CLASS  B          POOL
         ---------             --------            --------          ----


(ii)                                612                 612           612

(iii)                           -                   -                   3

(iv)                            -                   -                   0

(v)                             -                   -                   2

(x)(a & b)          (i)               3                   3             3
                    (ii)              0                   0             0
                   (iii)              0                   0             0
                   total              3                   3             3

   (c & d)          (i)               5                   5             5
                    (ii)              0                   0             0
                   (iii)              0                   0             0
                    (iv)              0                   0             0
                     (v)              0                   0             0
                    (vi)              0                   0             0
                    (vii)             0                   0             0
                   total              5                   5             5

(xii)                               606                 606           606


Page 6 of 7                                                       Series 1998-1

                     THE MONEY STORE INVESTMENT CORPORATION

                TMS SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

                           SERIES 1998-1, CLASS A & B



                                    EXHIBIT A




1. In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.


Page 7 of 7                                                       Series 1998-1